Exhibit 23.5



                          July 30, 1999



               Consent of Berwind Financial, L.P.


     We consent to the inclusion of our Fairness Opinion issued to First Bank of Philadelphia in this registration statement on Form S-4. We also consent to the reference to our firm under the caption "Opinions of Financial Advisors" and elsewhere in the prospectus and/or proxy statement.


                              Sincerely,

                              /s/ Berwind Financial, L.P.

                              Berwind Financial, L.P.